UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

April 18, 2005
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into A Material Definitive Agreement.

On April 18, 2005, Watson Pharmaceuticals, Inc. (the “Company”) announced the appointment of Edward F. Heimers, Jr. to the position of Executive Vice President of the Company and President of the Company’s Brand Division.  Mr. Heimers’ appointment is effective May 2, 2005.  The Company will enter into its standard form of Key Employee Agreement with Mr. Heimers, pursuant to which it has agreed to: (i) pay Mr. Heimers an annual base salary of $325,000, (ii) issue to Mr. Heimers an initial option grant to purchase 45,000 shares of the Company’s Common Stock, to be issued under the Company’s 2001 Incentive Award Plan and using the Company’s standard form of option agreement, and (iii) provide for an annual cash bonus opportunity based on 45% of his base salary.  For 2005, Mr. Heimers' cash bonus will be determined pursuant to the Company’s 2005 Senior Vice President Executive Compensation Program, as described in the Company’s Form 8-K filed with the Securities and Exchange Commission on April 13, 2005.

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18, 2005, the Company announced the appointment of Edward F. Heimers, Jr. to the position of Executive Vice President of the Company and President of the Company’s Brand Division.  Mr. Heimers’ appointment is effective May 2, 2005.   The description of Mr. Heimers’ compensation arrangement is hereby incorporated by reference from Item 1.01 above.

Mr. Heimers, age 58, previously served as Senior Vice President, Marketing for Innovex, a contract sales organization and a division of Quintiles Transnational.  Prior to Innovex, Mr. Heimers was Senior Vice President, Sales at Novartis Pharmaceuticals.  Mr. Heimers has also held a number of senior management sales and marketing positions at both Sandoz and Schering-Plough Corporation.

The news release announcing Mr. Heimers’ appointment to the position of Executive Vice President of the Company and President of the Company’s Brand Division is attached hereto as Exhibit 99.1.

Item 9.01.                  Financial Statements and Exhibits.

c.               Exhibit

99.1         News Release titled “Watson Pharmaceuticals Names Edward F. Heimers, Jr. President of Watson’s Brand Division” dated April 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 18, 2005.	WATSON PHARMACEUTICALS, INC.

		By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary